Exhibit 99.1

(1) In accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998), this Form 4 is being filed by Credit Suisse AG (the “Bank”), a Swiss bank, on behalf of its subsidiaries to the extent that they constitute the Investment Banking division (the “Investment Banking division”), and the Alternative Investments business (the “AI Business”) and the U.S. private client services business (the “U.S. PCS Business”) within the Private Banking and Wealth Management Division (collectively, the “Reporting Person”). The address of the Bank’s principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person’s principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse Holdings (USA), Inc. (“CS Hldgs USA Inc”), a Delaware corporation. The address of CS Hldgs USA Inc’s principal business and office is Eleven Madison Avenue, New York, New York 10010. The ultimate parent company of the Bank and CS Hldgs USA Inc, and the direct owner of the remainder of the voting stock of CS Hldgs USA Inc, is Credit Suisse Group AG (“CSG”), a corporation formed under the laws of Switzerland.

CS Hldgs USA Inc owns all of the voting stock of Credit Suisse (USA), Inc. (“CS USA Inc”), a Delaware corporation and holding company. CS USA Inc is the sole member of Credit Suisse Private Equity, LLC, a Delaware limited liability company (“CSPE”). CSPE is the sole member of DLJ MB, LLC, a Delaware limited liability company (“MB, LLC”). The address of each of CS USA Inc, CSPE, and MB, LLC is Eleven Madison Avenue, New York, New York, 10010.

Each of DLJ Merchant Banking Partners IV, L.P., a Delaware limited partnership (“DLJMB Partners IV”), DLJ Offshore Partners IV, L.P, a Cayman Islands exempted limited partnership (“Offshore Partners IV”), DLJ Merchant Banking Partners IV (Pacific), L.P., an Ontario limited partnership (“DLJMB Partners IV (Pacific)”) and MBP IV Plan Investors, L.P., a Bermuda limited partnership (“MBP IV”) (collectively, the “Investing Entities”), makes investments for long-term appreciation.  MB, LLC is (i) the general partner of DLJ Merchant Banking IV, L.P., which is the general partner of DLJMBP IV, (ii) the general partner of DLJ Merchant Banking IV, L.P. which is the sole member of MBPIV Pacific LLC which is the domestic general partner of DLJMB Partners IV (Pacific) and the general partner of and DLJ Merchant Banking IV (Cayman) which is the sole member of MBPIV Pacific (Cayman), LLC which is the overseas general partner of DLJMB Partners VI (Pacific) and (iii) the general partner of DLJ Merchant Banking IV (Cayman), L.P. and DLJ Merchant Banking IV, L.P., which are the overseas general partner and domestic general partner, respectively, of Offshore Partners IV. DLJ LBO Plans Management Corporation, a Delaware corporation (“DLJLBO”) and DLJ LBO Plans Management Corporation III (“DLJLBO III”), a Delaware Corporation, are the general partners of MBP IV, DLJLBO and DLJLBO III are indirect wholly owned subsidiaries of CS USA Inc. The address of the principal business and office of each of the Investing Entities is Eleven Madison Avenue, New York, New York, 10010.

CSG is a global financial services company, active in all major financial centers and providing a comprehensive range of banking products.  The Bank is comprised of the Investment Banking Division and the Private Banking and Wealth Management Division.  The Investment Banking Division provides a broad range of financial products and services, including global securities sales, trading and execution, prime brokerage and capital raising services, corporate advisory and comprehensive investment research, with a focus on businesses that are client-driven, flow-based and capital-efficient.  Clients include corporations, governments, institutional investors, including hedge funds, and private individuals around the world.  The Private Banking & Wealth Management Division offers comprehensive advice and a wide range of financial solutions to private, corporate and institutional clients.  The Private Banking & Wealth Management Division comprises the Wealth Management Clients, Corporate & Institutional Clients and Asset Management businesses.  Wealth Management Clients serves ultra-high-net-worth and high-net-worth individuals around the globe and private clients in Switzerland.  The Corporate & Institutional Clients business serves the needs of corporations and institutional clients, mainly in Switzerland.  Asset Management offers a wide range of investment products and solutions across asset classes and all investment styles, serving governments, institutions, corporations and individuals worldwide.

The business address of CSG is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.  CSG, for purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person.  CSG, its executive officers and directors, and its direct and indirect subsidiaries (including those subsidiaries that constitute the Private Banking and Wealth Management Division (other than the AI Business and the U.S. PCS Business)) may beneficially own securities to which this Form 4 relates and such securities are not reported in this Form 4.  CSG disclaims beneficial ownership of securities beneficially owned by its direct and indirect subsidiaries, including the Reporting Person.  The Private Banking and Wealth Management Division (other than the AI Business and the U.S. PCS Business) disclaims beneficial ownership of securities beneficially owned by the Reporting Person.  The Reporting Person disclaims beneficial ownership of securities beneficially owned by CSG and the Private Banking and Wealth Management Division (other than the AI Business and the U.S. PCS Business).

(2) Includes 5,223,753 shares sold by DLJ Merchant Banking Partners IV, L.P., 2,734,126 shares sold by DLJ Offshore Partners IV, L.P., 401,729 shares sold by DLJ Merchant Banking Partners IV (Pacific), L.P., and 1,720,100 shares sold by MBP IV Plan Investors, L.P.